Exhibit 4.5

FORM OF SECOND AMENDMENT OF
WARRANT AGREEMENT

THIS SECOND AMENDMENT OF WARRANT AGREEMENT (this “Agreement”), made as of __________, 2019, is made by and among Broadmark Realty Capital Inc., a Maryland corporation (“Broadmark Realty”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (“Continental”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (“AST”).

WHEREAS, Trinity Merger Corp., a Delaware corporation (“Trinity”) and Continental are parties to that certain Warrant Agreement, dated as of May 14, 2018 and filed with the United States Securities and Exchange Commission (“SEC”) on May 17, 2018, and amended (the “First Amendment”) on __________, 2019 (as modified, the “Existing Warrant Agreement”), pursuant to which Trinity issued 34,500,000 warrants (the “Public Warrants”) in its initial public offering and 12,350,000 private placement warrants (“Private Placement Warrants”, together with the Public Warrants, the “Warrants”), each representing the right to purchase one share of Class A common stock, par value $0.0001, of Trinity (“Common Stock”);

WHEREAS, capitalized terms used herein, but not otherwise defined, shall have the meanings given to such terms in the Existing Warrant Agreement;

WHEREAS, effective as of August 9, 2019, Trinity entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Broadmark Realty Capital Inc. (formerly known as Trinity Sub Inc.), a Maryland corporation and wholly owned subsidiary of Trinity, Trinity Merger Sub I Inc., a Delaware corporation and wholly owned subsidiary of Broadmark Realty (“Merger Sub I”), Trinity Merger Sub II LLC, a Delaware limited liability company and wholly owned subsidiary of Broadmark Realty, PBRELF I, LLC, a Washington limited liability company, BRELF II, LLC, a Washington limited liability company, BRELF III, LLC, a Washington limited liability company, BRELF IV, LLC, a Washington limited liability company, Pyatt Broadmark Management, LLC, a Washington limited liability company, Broadmark Real Estate Management II, LLC, a Washington limited liability company, Broadmark Real Estate Management III, LLC, a Washington limited liability company, and Broadmark Real Estate Management IV, LLC, a Washington limited liability company;

WHEREAS, the Merger Agreement provides, among other things, that each share of Common Stock issued and outstanding immediately prior to the the effective time of merger of Merger Sub I with and into the Trinity, with Trinity being the surviving entity of such merger (such merger, the “Trinity Merger”, and such effective time of the Trinity Merger, the “Trinity Effective Time”) shall automatically be converted into one validly issued, fully paid and non-assessable share of common stock of Broadmark Realty, par value $0.001 (“Broadmark Realty Common Stock”) and (ii) each Warrant that is outstanding immediately prior to the Trinity Effective Time, shall represent the right to acquire shares of Broadmark Realty Common Stock, on the same contractual terms and conditions as were in effect immediately prior to the Trinity Effective Time, under the terms of the Existing Warrant Agreement as amended by this Agreement;

WHEREAS, the transactions contemplated by the Merger Agreement closed on the date of this Agreement;

WHEREAS, pursuant to Section 4.4 of the Existing Warrant Agreement, Broadmark Realty, as successor-in-interest to Trinity, desires to execute this Agreement with the Warrant Agent providing for delivery of Broadmark Realty Common Stock to holders of Warrants in lieu of Common Stock, when exercising their right to acquire shares of Common Stock, on the same contractual terms and conditions as were in effect immediately prior to the closing of the Trinity Effective Time, subject only to the modified terms resulting from the First Amendment;

WHEREAS, Continental has agreed to resign its duties as the Warrant Agent as of the date hereof, and AST has agreed to serve as successor Warrant Agent from and after the date hereof; and

WHEREAS, pursuant to Section 9.8 of the Existing Warrant Agreement, the parties may amend the Existing Warrant Agreement without the consent of the Registered Holders.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1          Amendment of Existing Warrant Agreement.  The parties hereby amend, effective as of the date of this Agreement, the Existing Warrant Agreement as provided in this Section 1.

1.1          Farallon Warrants Amendment.  A new Section 2.6 is hereby inserted in to the Existing Warrant Agreement and shall read as follows:

“2.6  PIPE Warrants.  The Company has issued an aggregate of [____________] warrants to certain entities affiliated with Farallon Capital Management, L.L.C. (the “PIPE Warrants”).  PIPE Warrants shall be deemed to be Public Warrants for purposes of this Agreement in all respects, including Exhibit A hereto; provided, however, that the PIPE Warrants shall bear the following legend:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER OF THIS SECURITY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO THE ISSUER OF THIS SECURITY, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THE ISSUER OF THIS SECURITY MAY REQUIRE THE DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR ANY OTHER INFORMATION IT REASONABLY REQUIRES TO CONFIRM THE SECURITIES ACT EXEMPTION FOR SUCH TRANSACTION.”

1.2          Alternative Issuance Amendment.  A new Section 4.9 is hereby inserted in to the Existing Warrant Agreement and shall read as follows:

“4.9  Alternative Issuance; Right to acquire Broadmark Realty Common Stock.  In connection with the Company consummating its initial Business Combination as of __________, 2019, the Warrants now represent the right to acquire shares of common stock, par value $0.001, of Broadmark Realty Capital Inc., a Maryland corporation and successor-in-interest to the Company as a result of the Business Combination (“Broadmark Realty Common Stock”), in lieu of the right to acquire shares of Common Stock.  For the avoidance of doubt the right to acquire shares of Broadmark Realty Common Stock shall be on the same terms and conditions as and replace the right to acquire shares of Common Stock, as set forth in this Agreement.”

1.3          Change in Warrant Agent Amendment.  References to “Continental Stock Transfer & Trust Company” in the Existing Warrant Agreement shall be replaced with “American Stock Transfer & Trust Company”.

1.4          Change of Address of Warrant Agent.  Section 9.2 of the Existing Warrant Agreement is hereby amended to direct that any notice, statement or demand authorized by the Existing Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company pursuant to Section 9.2 shall be delivered to:

American Stock Transfer & Trust Company
48 Wall Street, 22nd Floor
New York, NY 10005
Email: Reorgwarrants@astfinancial.com

1.5
Change of Address of Company.  Section 9.2 of the Existing Warrant Agreement is hereby amended to direct that any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company pursuant to Section 9.2 shall be delivered to

Broadmark Realty Capital Inc.
1420 Fifth Avenue, Suite 2000
Seattle, WA 98101
Attention: Adam Fountain

2          Warrant Agent Succession and Resignation of Current Warrant Agent and Appointment of Successor.  Continental hereby resigns as Warrant Agent, and Broadmark Realty hereby appoints AST to act as the Warrant Agent for Broadmark Realty for the Warrants, and AST hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in the Existing Agreement as modified by this Agreement.

3	Miscellaneous Provisions.

3.1          Successors. All the covenants and provisions of this Agreement by or for the benefit of the parties shall bind and inure to the benefit of their respective successors and assigns.

3.2          Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  Broadmark Realty hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  Broadmark Realty hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

3.3          Counterparts.  This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

3.4          Effect of Headings.  The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.5          Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

3.6          Entire Agreement.  The Existing Warrant Agreement, as modified by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BROADMARK REALTY CAPITAL INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Name:
Title:

[Signature Page to Second Amendment of Warrant Agreement]